UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2022

LifeStance Health Group, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40478	86-1832801
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4800 N. Scottsdale Road Suite 6000 Scottsdale, Arizona	85251
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 425 279-8500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	LFST	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 20, 2021, Gwendolyn Booth, the Chief Operating Officer of LifeStance Health Group, Inc. (the “Company”), notified the Company of her decision to retire from the Company, effective July 1, 2022. Following her retirement, Ms. Booth will serve as a consultant to the Company and will serve as executive director of the LifeStance Health Foundation. In connection with her departure, Ms. Booth and the Company have entered into a Separation and General Release Agreement (the “Separation Agreement”), an Independent Contractor Agreement (the “Consulting Agreement”), an Amendment to Restricted Stock Unit Award Agreement (the “RSU Amendment”) and an Amendment to Stock Transfer Restriction Agreement (the “Stock Transfer Amendment,” the Separation Agreement, the Consulting Agreement, the RSU Amendment and the Stock Transfer Amendment, together referred to as the “Separation Documents”). Under the Separation Documents, Ms. Booth will receive $13,750 per month in respect of her consulting services to the Company including her role as the Executive Director of the LifeStance Foundation and the restricted stock units previously granted to Ms. Booth will continue to be eligible to vest based on her continued service, except that the vesting schedule was modified such that one-third of the RSUs are eligible to vest on the on the first anniversary of the grant date and the remaining two-thirds of the RSUs are eligible to vest on the second anniversary thereof. In addition, pursuant to the Stock Transfer Amendment, Ms. Booth agreed that until the two-year anniversary of the Company’s initial public offering, Company equity owned by Ms. Booth will remain subject to certain transfer restrictions. Under the Separation Documents, Ms. Booth agreed to a release of claims in favor of the Company and its affiliates.

The foregoing descriptions of the Separation Documents do not purport to be complete and are qualified in their entirety by the full text of the agreements, a copies of which will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2022.

On May 20, 2022, the Board of Directors of the Company approved the appointment of Danish Qureshi, the Company’s Chief Growth Officer, as Chief Operating Officer, effective July 1, 2022.

Item 7.01	Regulation FD Disclosure

A copy of the press release announcing Ms. Booth’s retirement and Mr. Qureshi’s appointment is attached hereto as Exhibit 99.1. The information furnished under Item 7.01 of this Current Report on Form 8-K, including the exhibit, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, nor shall it be deemed incorporated by reference into LifeStance Health Group’s filings with the SEC under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release issued by LifeStance Health Group, Inc. on May 23, 2022.

104	Cover Page Interactive Data File (embedded with Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIFESTANCE HEALTH GROUP, INC.

Date: May 23, 2022	By:	/s/ Ryan Pardo
	Name:	Ryan Pardo
	Title:	Chief Legal Officer and Secretary